                       ENTERGY ENTERPRISES, INC.
                        PRO FORMA BALANCE SHEET
                           SEPTEMBER 30, 1996
                              (Unaudited)
                                                                                          Adjustments to Reflect
                                                                                          Transactions Proposed
                                                                          --------------------------------------------
                                                                              Before         In Present         After
                    ASSETS                                                 Transaction         Filing        Transaction
                                                                            ---------        ---------        ---------
                                                                                           (In Thousands)

Property:
   Furniture & equipment                                                     $2,001                            $2,001
   Intangible assets                                                             31                                31
                                                                          ---------        ---------        ---------
     Total                                                                    2,032                             2,032
                                                                          ---------        ---------        ---------
 Investment:
   Investment in subsidiary company - at equity                                  -          $100,000          100,000
   Investments in FPN                                                         1,876                             1,876
   Investments in EISI                                                       95,448                            95,448
   Investment in Entergy Operations Services, Inc.                            2,952                             2,952
   Special deposits                                                              79                                79
                                                                          ---------        ---------        ---------
     Total                                                                  100,355          100,000          200,355
                                                                          ---------        ---------        ---------
 Current Assets:
   Cash and cash equivalents:
     Cash                                                                       (35)                              (35)
     Temporary cash investments                                                   -                                 -
                                                                          ---------        ---------        ---------
       Total cash and cash equivalents                                          (35)                              (35)
   Accounts receivable                                                         (173)                             (173)
   Accounts receivable - associated companies                                19,475                            19,475
   Other current assets                                                           1                                 1
                                                                          ---------        ---------        ---------
     Total                                                                   19,268                            19,268
                                                                          ---------        ---------        ---------
 Deferred Debits:
   Accumulated deferred income taxes - net                                    9,226                             9,226
    Miscellaneous                                                            (1,000)                           (1,000)
                                                                          ---------        ---------        ---------
     Total                                                                    8,226                             8,226
                                                                          ---------        ---------        ---------
          TOTAL                                                            $129,881         $100,000         $229,881
                                                                          =========        =========        =========

                       ENTERGY ENTERPRISES, INC.
                        PRO FORMA BALANCE SHEET
                           SEPTEMBER 30, 1996
                              (Unaudited)
                                                                                          Adjustments to Reflect
                                                                                          Transactions Proposed
                                                                         -----------------------------------------------
                                                                              Before         In Present         After
CAPITALIZATION AND LIABILITIES                                             Transaction         Filing        Transaction
                                                                            ---------        ---------        ---------
                                                                                           (In Thousands)
Capitalization:
  Common Stock                                                              $57,400                           $57,400
  Miscellaneous Paid In Capital                                             150,000                         150,000
  Retained Earnings                                                         (90,561)                          (90,561)
  Retained Earnings - Unreal. Holding Losses                                     -                                 -
                                                                          ---------        ---------        ---------
    Total                                                                   116,839                           116,839
                                                                          ---------        ---------        ---------
Long-Term Liabilities:
  Other Long-term Debt                                                            -                                 -
  Other                                                                           -                                 -
                                                                          ---------        ---------        ---------
    Total                                                                         -                                 -
                                                                          ---------        ---------        ---------
Current Liabilities:
  Notes Payable - associated companies                                            -         $100,000          100,000
  Accounts Payable                                                              852                               852
  Accounts payable - associated companies                                       393                               393
  Taxes accrued                                                               3,181                             3,181
  Other                                                                       3,081                             3,081
                                                                          ---------        ---------        ---------
    Total                                                                     7,507          100,000          107,507

                                                                          ---------        ---------        ---------
Other deferred credits:                                                       5,535                             5,535
                                                                          ---------        ---------        ---------
         TOTAL                                                             $129,881         $100,000         $229,881
                                                                          =========        =========        =========

                       ENTERGY ENTERPRISES, INC.
                     PRO FORMA STATEMENT OF INCOME
                 TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                              (Unaudited)
                                                                                          Adjustments to Reflect
                                                                                          Transactions Proposed
                                                                         -------------------------------------------------
                                                                              Before         In Present         After
                                                                           Transaction         Filing        Transaction
                                                                            ---------        ---------        ---------
                                                                                           (In Thousands)

Revenues:
  Services rendered - non-associated companies                                 $110                              $110
  Services rendered - associated companies                                   25,524                            25,524
  Equity in earnings of subsidiaries                                        (34,597)                          (34,597)
  Interest Income                                                               152                               152
  Miscellaneous income                                                           27                                27
                                                                          ---------        ---------        ---------
    Total                                                                    (8,784)                          ($8,784)
                                                                          ---------        ---------        ---------
Expenses:
Salaries, wages and benefits                                                 14,690                            14,690
  Outside services                                                           10,126                            10,126
  Administrative and general                                                  9,083                             9,083
  Active development reserve                                                 (6,583)                           (6,583)
  Other                                                                          54                                54
                                                                          ---------        ---------        ---------
         Total                                                               27,370                            27,370

Depreciation and amortization                                                 1,117                             1,117
Amortization of organizational cost                                              25                                25
Miscellaneous expenses                                                        9,352                             9,352
                                                                          ---------        ---------        ---------
    Total expenses                                                           37,864                            37,864
                                                                          ---------        ---------        ---------
Income (Loss) Before Income Taxes                                           (46,648)                          (46,648)
                                                                          ---------        ---------        ---------
Income Taxes - Federal                                                          735                               735
Income Taxes - State                                                            146                               146
Provision for Deferred Income Taxes - Federal                                (4,642)                           (4,642)
Provision for Deferred Income Taxes - State                                    (921)                             (921)
                                                                          ---------        ---------        ---------
Net Loss                                                                   ($41,966)             $ -         ($41,966)
                                                                          =========        =========        =========

                       ENTERGY ENTERPRISES, INC.
                PRO FORMA STATEMENT OF RETAINED EARNINGS
                 TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                              (Unaudited)
                                                                                          Adjustments to Reflect
                                                                                          Transactions Proposed
                                                                         ----------------------------------------------------
                                                                           Before         In Present         After
                           RETAINED EARNINGS                             Transaction         Filing        Transaction
                                                                          ---------        ---------        ---------
                                                                                           (In Thousands)

Balance at September 30, 1995                                              ($48,595)                         ($48,595)

Add - Net loss                                                              (41,966)                          (41,966)
                                                                          ---------        ---------        ---------
Balance at September 30, 1996                                              ($90,561)             $ -         ($90,561)
                                                                          =========        =========        =========


Entergy Enterprises, Inc.
Journal Entries
(In Thousands)

                                Entry 1
Cash                                                     $100,000
   Notes Payable - Associated Company                                $100,000


To record loan to Entergy Enterprises, Inc. for investment in the telecommunications, energy management services or environmental technology businesses.


                                Entry 2
Investment in Subsidiary                                 $100,000
   Cash                                                              $100,000


To invest in one or more new subsidiaries which would either directly or indirectly acquire interests, or options to acquire interests, in any businesses, including among others, the telecommunications, energy management services or environmental technology businesses.